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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------

                                   FORM 8 - K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                  Date of earliest event reported: July 7, 2000

                            ABLE TELCOM HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 FLORIDA                      0-21986            65-0013218
     (STATE OF OTHER JURISDICTION OF        (COMMISSION       (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)         FILE NUMBER)     IDENTIFICATION NO.)

            1000 HOLCOMB WOODS PARKWAY
                     SUITE 440
                 ROSWELL, GEORGIA                                   30076
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 (770) 993-1570
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)


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                            ABLE TELCOM HOLDING CORP.

                                    FORM 8-K
                                 CURRENT REPORT

                                EXPLANATORY NOTE

Able Telcom Holding Corp. ("Registrant" or "Company") is filing this Form 8-K to disclose (i) the terms of the settlement agreement dated July 7, 2000 between the Company and Sirit Technologies, Inc., (the "Settlement Agreement") and (ii) certain amendments, as provided for in the Settlement Agreement, to its existing agreements with its former Series B Preferred Stock holders and its current Series C Preferred Stock holders.

ITEM 5.  OTHER EVENTS

The Company and Sirit Technologies, Inc. ("Sirit") entered into the Settlement Agreement to settle Sirit Technologies, Inc. vs. Able Telcom Holding Corp. (Case Number 98-1153, United States District Court, Southern District of Florida). The Settlement Agreement resulted in the entry of a Consent Judgment pursuant to which the Court's Entry of Judgment Following Jury Verdict, dated May 16, 2000, in the amount of $31.5 million, was vacated. Under the Settlement Agreement, the Company agreed to make a cash payment of $5.0 million to Sirit and to use its best efforts to obtain all necessary corporate, regulatory and shareholder approvals required to issue to Sirit and register with the SEC on an effective Form S-1 Registration Statement approximately 5.0 million shares of Company common stock on or before November 30, 2000. If certain events, including both shareholder approval and registration, do not occur by November 30, 2000, the Company will be obligated under the Settlement Agreement to pay Sirit $20.0 million instead of issuing the common shares. Sirit also has the right to buy additional shares from the Company, if the Company sells additional shares within the next two years, on the same terms as the shares are sold to third parties in an amount sufficient to maintain its pro rata ownership of common stock. However, this right will not apply if the Company sells shares at a price of at least $10.00 per share. For more detailed information, please refer to
Exhibit 10.52, the Agreement, which is filed as part of this Current Report on Form 8-K.

In conjunction with the Agreement, the Company entered into certain amendments ("Amendments") to the agreements with its holders of Series B Preferred Stock and Series C Preferred Stock dated February 4, 2000. No shares of Series B Preferred Stock are now outstanding. The Amendments set a fixed $4.00 per share price for converting the Series C Preferred Stock, for an aggregate of 3.75 million shares of common stock, and extend the required date for registration of these common shares from October 31, 2000 until November 30, 2000. The conversion of the preferred shares is dependent upon shareholder approval of an increase in the number of authorized shares of common stock of the Company and of their issuance. If the shareholders fail to approve this issuance or the Company fails to have these shares registered by November 30, 2000, the holders of the Series C Preferred Stock will be entitled to a cash payment of $18.0 million. Further, the Series C Preferred Stock holders were issued additional warrants to purchase 750,000 shares of common stock at prices ranging from $6-8 per share. The Series C Preferred Stock holders further agreed to surrender their right to


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purchase additional shares of preferred stock from the Company. For more detailed information, please refer to Exhibit 10.52, which is filed as part of this Current Report on Form 8-K.

In addition, as provided in the Settlement Agreement, WorldCom, the Company's largest customer and shareholder, agreed to (i) extend the term of the existing Master Services Agreement with the Company by three years to July 1, 2006 and
(ii) to convert debt of approximately $36.5 million which is currently due from the Company into seven-year term debt. WorldCom and the Company are currently negotiating documentation to effect these agreements. For more detailed information, please refer to Exhibit 10.52, which is filed as part of this Current Report on Form 8-K.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits


EXHIBIT
NO.                                  DESCRIPTION
-------                              -----------

2.5.4    Master Services Agreement between WorldCom Network Services, Inc. and
         MFS Network Technologies, Inc. dated as of July 2, 1998 (exhibits omitted) (1)

4.19     Series B Convertible Preferred Stock Exchange Agreement by and between
         Able Telcom Holding Corp. and the RoseGlen Group dated February 4, 2000
         (2)

4.19.1   Amendment No. 1 to Securities Exchange Agreement and Related
         Registration Rights Agreement of Able Telcom Holding Corp. [RGC
         International Investors, LDC], dated July 7, 2000.

4.21     Registration Rights Agreement associated with Series B Convertible
         Preferred Stock Exchange Agreement (2)

4.21.1   Amendment No. 1 to Securities Exchange Agreement and Related
         Registration Rights Agreement of Able Telcom Holding Corp., dated July
         7, 2000.

4.22     Series C Convertible Preferred Stock Purchase Agreement (2)

4.22.1   Amendment No. 1 to Able Telcom Holding Corp. Series C Convertible
         Preferred Stock Purchase Agreement and Related Agreements, dated July
         7, 2000.

10.52 Settlement Agreement, between the Sirit Parties and the Able Parties, dated July 7, 2000.

99       Press Release issued July 12, 2000


         (1)      Incorporated by reference from an exhibit to the Company's
                  Current Report on Form 8-K (File No. 0-21986), as filed August
                  3, 1998.

         (2)      Incorporated by reference from an exhibit to the Company's
                  Annual Report of Form 10-K (File No. 0-21986), for the fiscal year ended October 31, 1999, as filed February 22, 2000.




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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.


                                          ABLE TELCOM HOLDING CORP.
                                               (The Company)



                                          /s/ BILLY V. RAY, JR.
                                          --------------------------------------
Date: July 14, 2000                       Name:    Billy V. Ray, Jr.
                                          Title:   Chief Executive Officer